State of Florida
Department of State

I certify from the records of this office that THE JARRETT DRIVING ADVENTURE, INC. is a corporation organized under the laws of the State of Florida, filed November 24, 1998.

The document number of this corporation is P98000098526.

I further certify that said corporation has paid all fees and penalties due this office through December 31, 1998, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

I further certify that this is an electronically transmitted certificate authorized by section 15.16, Florida Statutes, and authenticated by the code, 538A00056171-112498-P98000098526-1/1, noted
below.

Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Twenty-fourth day of November, 1998

Authentication Code: 538A00056171-112498-P98000098526-1/1



Sandra B. Mortham
Secretary of State
GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

CR2E022-(1-95)

FAX AUDIT #H98000021968

ARTICLES OF INCORPORATION
In compliance with Chapter 607, F.S.

ARTICLE I  NAME
The name of the corporation shall be: The Jarrett Driving Adventure, Inc.

ARTICLE II  PRINCIPAL OFFICE
The principal place of business and mailing address of this corporation shall be: 3660 Maguire Blvd. Ste 101, Orlando, FL 32803

ARTICLE III  PURPOSE
The purpose for which the corporation is organized is:  Driving schools

ARTICLE IV  SHARES
The number of shares of stock that this corporation is authorized to have outstanding at any one time is 2,000. The par value of each share of stock is $.01

ARTICLE V  OFFICERS/DIRECTORS
The initial directors of the corporation is:
Timothy Shannon, 3660 Maguire Blvd. Suite 101, Orlando, Fl  32803

ARTICLE VI  REGISTERED AGENT
The name and Florida Street address of the registered agent is:
Timothy Shannon, 3660 Maguire Blvd., Suite 101, Orlando, FL  32803

ARTICLE VII  INCORPORATOR
The name and street address of the incorporator to these Articles of Incorporation is Richard Oster, 214 N. Henry Street, Suite 201,
Madison, WI  53703


I hereby accept the appointment as registered agent and agree to act in this capacity.

Signature:  Timothy Shannon   Date:  11/19/98
Signature:  Richard Oster, Incorporator   Date:  11/23/98

The document was prepared by:
Richard Oster, 214 N. Henry Street, Suite 201, Madison, WI  53703.
608-251-6600

FAX AUDIT #H98000021968